UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2025

CRAWFORD UNITED CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	000-00147	34-0288470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10514 Dupont Avenue, Suite 200, Cleveland, Ohio	44108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 243-2614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Merger Agreement

On December 5, 2025, Crawford United Corporation, an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SPX Enterprises, LLC, a Delaware limited liability company (“Parent”), and Project King Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). The Board of Directors of the Company has unanimously approved the Merger Agreement and has recommended that the shareholders of the Company approve and adopt the Merger Agreement.

The consummation of the Merger is subject to customary closing conditions, including, among other things, (i) approval and adoption by the Company’s shareholders of the Merger Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of injunctions or other legal restraints preventing or prohibiting the consummation of the Merger and (iv) certain other conditions set forth in the Merger Agreement. The Merger is expected to close as early as the first quarter of 2026.

At the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of Class A common capital stock, without par value (the “Class A Common Shares”) and Class B common capital stock, without par value (the “Class B Common Shares” and, together with the Class A Common Shares, the “Company Common Shares”), other than Company Common Shares owned by (i) the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent and (ii) shareholders of the Company who have validly exercised their statutory dissenters’ rights under the Ohio Revised Code (the “ORC”), will be converted into the right to receive, after adjustments for satisfaction of indebtedness and payment of expenses, estimated cash consideration of approximately $83.42 per share, without interest and subject to any required withholding of taxes (the “Merger Consideration”), representing an aggregate transaction value of $300 million.

Each Company restricted stock award outstanding immediately prior to the Effective Time shall be fully vested and the holder thereof shall be entitled to receive the Merger Consideration in respect of each Company Common Share underlying such award.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement also contains a customary “no shop” provision that, in general, restricts the Company’s ability to solicit third-party acquisition proposals or provide information to, or engage in discussions or negotiations with, third parties regarding, or that could reasonably be expected to result in, any acquisition proposal. The no shop provision is subject to a customary “fiduciary out” provision that allows the Company, prior to receiving the approval of the Company’s shareholders, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that could reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement) and, subject to compliance with certain obligations, to terminate the Merger Agreement and accept a Superior Proposal upon payment to Parent of the Termination Fee (as defined below).

The Merger Agreement includes termination provisions for both the Company and Parent that apply under certain circumstances set forth in the Merger Agreement and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept a Superior Proposal, the Company will be required to pay a fee equal to $9 million (the “Termination Fee”).

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement and the foregoing descriptions of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent, Merger Sub, or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by the parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Voting Agreements

In connection with the execution of the Merger Agreement, the directors and executive officers of the Company and certain of their respective affiliated entities (collectively, the “Support Shareholders”), solely in their respective capacities as shareholders of the Company, entered into Voting Agreements, dated as of December 5, 2025 (collectively, the “Voting Agreements”), with Parent, pursuant to which, among other things, the Support Shareholders agreed to vote all Company Common Shares beneficially owned by the Support Shareholders (and any other Company Common Shares they may hold in the future) in favor of the Merger and the adoption of the Merger Agreement and against any proposal made in opposition to, or in competition with, the consummation of the Merger. The Support Shareholders represent approximately 72% of the voting power represented by all issued and outstanding Company Common Shares entitled to vote on the adoption of the Merger Agreement. The Voting Agreements will terminate upon the earlier of (i) the Effective Time, and (ii) such date and time as the Merger Agreement shall be validly terminated.

The foregoing description of the Voting Agreements is qualified in its entirety by reference to the form of the Voting Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2025, the Company entered into transaction bonus agreements with each of its executive officers and its Chairman (the “Transaction Bonus Agreements”). The Transaction Bonus Agreements provide that if each respective recipient remains in the continuous employment or service, as applicable, with the Company through the consummation of the Merger, each will be entitled to be paid a one-time cash bonus upon closing of the Merger. The one-time cash bonus amount is $1,000,000 for the Chairman and for the President and Chief Executive Officer, and $500,000 for the Chief Financial Officer. The President and Chief Executive Officer and the Chief Financial Officer also will be entitled to receive in cash their respective accrued 2025 performance bonuses and a pro rata amount of their respective 2026 performance bonuses.

The foregoing description of the Transaction Bonus Agreements is qualified in its entirety by reference to the form of the Transaction Bonus Agreement with the executive officers, which is filed as Exhibit 10.1 hereto, and the Transaction Bonus Agreement with the Chairman, which is filed as Exhibit 10.2 hereto, both of which are incorporated herein by reference.

Item 8.01.   Other Matters.

On December 8, 2025, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2025, by and among SPX Enterprises, LLC, Project King Acquisition, Inc. and Crawford United Corporation.*

10.1	Form of Transaction Bonus Agreement with Executive Officers, entered into as of December 5, 2025.

10.2	Transaction Bonus Agreement with the Chairman, entered into as of December 5, 2025.

99.1	Form of Voting Agreement, entered into as of December 5, 2025.

99.2	Joint Press Release, dated December 8, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including information about, among other topics, the proposed acquisition of the Company by SPX, the anticipated benefits of the Merger, and the anticipated timing of completion of the proposed acquisition. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to risks and uncertainties (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. Risks and uncertainties include, but are not limited to: risks and uncertainties with respect to the timing of and any potential delay in consummating SPX’s proposed acquisition of the Company, the risk that the conditions to closing of SPX’s acquisition of the Company (including the necessary regulatory approvals) may not be satisfied in the anticipated timeframe or at all and that such transaction may not close; the risk that regulatory approvals required for SPX’s acquisition of the Company are obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with respect to SPX’s acquisition of the Company, including the emergence of any superior acquisition proposals; uncertainties with respect to the extent of the adjustments to the merger consideration contemplated under the merger agreement which could result in the merger consideration per share being an amount other than $83.42; the possibility of unexpected costs, liabilities or delays in connection with SPX’s acquisition of the Company; risks that the acquisition disrupts current plans and operations of SPX or the Company; the risk that the disruption from the transaction may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s vendors and others with whom the Company does business; risks and uncertainties with respect to SPX’s ability to recognize the anticipated benefits of the transaction; the outcome of any legal proceedings that may arise with respect to the transaction; and possible negative effects of the announcement of SPX’s acquisition of the Company on the market price of the Company’s common shares and/or operating results. The Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, describe other risks and uncertainties.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SPX and the Company assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving the Company. The Company intends to file with the SEC a proxy statement and may file other documents with the SEC relating to the proposed transaction with SPX. The definitive proxy statement will be distributed to the shareholders of the Company and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders of the Company will be able to obtain free copies of the proxy statement other documents the Company files with the SEC (when available) from the Company by contacting Crawford United Corporation, 10514 Dupont Avenue, Cleveland, Ohio 44108, Attn: Investor Relations, or by telephone at (216) 243-2614.

Participants in the Solicitation

The Company and its directors and executive officers, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2025 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available. These documents are available free of charge at the SEC’s web site at www.sec.gov and at https://crawfordunited.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION (Registrant)

Date: December 8, 2025	By:	/s/ Brian E. Powers
Brian E. Powers
President and Chief Executive Officer